SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934
                            (Amendment No. ______)



Check the appropriate box:
[x]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement


                                 Quazon Corp.
    ______________________________________________________________________
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)  Title of each class of securities to which transaction applies:
          __________________________________________________________________

      2)  Aggregate number of securities to which transaction applies:
          __________________________________________________________________

      3) Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________________
      4)  Proposed maximum aggregate value of transaction:
          __________________________________________________________________
      5)  Total fee paid:
          __________________________________________________________________
[ ]   Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:___________________________________________
      2)  Form, Schedule, or Registration Statement No.:____________________
      3)  Filing Party:_____________________________________________________
      4)  Date Filed: ______________________________________________________


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                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder



                                 QUAZON CORP.
                              630 North 400 West
                          Salt Lake City, Utah 84103
                          Telephone:  (801) 359-2410
                          Telecopy:  (801) 328-3194



To the Stockholders of Quazon Corp.:

     On [consent date], 2001, the holders of a majority of our outstanding common stock approved the following actions:

           (1) amend our articles of incorporation to change the name of Quazon Corp. to Scientific Energy, Inc.;

           (2) elect Todd B. Crosland, Jana K. Meyer and Mark Clawson as directors, each to serve until the next annual meeting of directors and until each's successor is elected and qualified.

      Our board of directors had previously unanimously approved the above actions and fixed the close of business on July 12, 2001 (the "Record Date"), for the determination of stockholders entitled to vote respecting the above action. The consenting stockholders, whose 23,058,820 shares represented approximately 85% of our outstanding voting common stock on [consent date], 2001, have consented to the above actions. Therefore, no special meeting or 2001 annual meeting of stockholders will be held.

             We Are Not Asking for a Proxy and You Are Requested
                           Not to Send Us a Proxy.

      This information statement is being mailed on or about [mailing date], 2001, to all stockholders of record as of the Record Date, and is accompanied by a copy of our annual report on Form 10-KSB for the year ended December 31, 2000, which includes our audited financial statements. Your attention is directed to the enclosed information statement.

                                 By order of the board of directors:


                                 Todd B. Crosland, President

Salt Lake City, Utah
[mailing date], 2001

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                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder


                                 QUAZON CORP.
                              630 North 400 West
                          Salt Lake City, Utah 84103
                          Telephone:  (801) 359-2410
                          Telecopy:  (801) 328-3194




                            INFORMATION STATEMENT

 We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.


Introduction

      This information statement is furnished by our board of directors in connection with actions outlined above that our board of directors and a majority of our stockholders have approved, following their acquisition of a controlling block of common stock in June 2001.

      On June 6, 2001, we entered into an agreement and plan of reorganization with Scientific Energy, Inc., and its shareholders, Todd B. Crosland and Hans Roes. Pursuant to the agreement, we issued 20,000,000 shares of common stock in exchange for all of the issued and outstanding shares of Scientific. Under separate agreements, Scientific shareholders and associated investors purchased an aggregate of 3,058,820 shares from certain of our existing stockholders. Following the above transactions, the new investment group owned 23,058,820 shares of common stock, which represents approximately 85% of our issued and outstanding shares.

      Until the acquisition of Scientific, we had no activities. As result of the acquisition of Scientific, we now propose to develop small electricity generation devices to be incorporated into existing portable electronic devices. We believe the energy cell technology we are developing will offer both electronic manufacturers and consumers with a reliable energy source for their portable electronic devices that will increase the life of the existing batteries significantly. The target market for this technology includes portable laptop computers, handheld devices, cellular phones, and a variety of other electronic devices.


Outstanding Securities and Voting Rights

      As of the Record Date, we had issued and outstanding a total of 27,000,000 shares of common stock. The stockholders who have executed a majority written consent to approve the action described above own an aggregate of 23,058,820 shares of our common stock, or approximately 85% of our issued and outstanding common stock.

      Each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her name on our stock transfer books as of the Record Date on any matter submitted to a vote of the stockholders; however, under 78.315 of the Nevada Revised Statutes, any action that may be taken at any stockholders' meeting may be taken by written consent by the requisite number of stockholders required to take such action. On [consent date], 2001, the consenting stockholders owning approximately 85% of our outstanding voting common stock consented to the foregoing matters. Therefore, we are not submitting such matters to a vote of the stockholders, we are not soliciting proxies, and we will not hold a meeting on these matters.

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                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder


Information Concerning Nominees Current Directors and Executive Officers

      Our bylaws currently fix the number of directors at four. The board of directors has adopted a resolution to reduce the size of the board to three persons, effective on the effective time of the stockholders' consent. Two of the three nominees are currently directors. Each director elected will hold office until the next annual meeting of stockholders and until his or successor has been elected and qualified. Officers serve at the pleasure of the board of directors.

      The following table provides certain information about our current directors and executive officers, including the two directors who are nominees for re-election.

                        Director  Business Experience During Past
Name               Age  Since     Five Years and Other Information
_________________  ___  ________  ______________________________________
Todd B. Crosland   41   2001      Chairman and president of Quazon.
                                  Co-founder of Scientific Energy, Inc., and chairman, chief executive officer, and president of Scientific since its inception on May 30, 2001. Co-founder and executive vice-president of operations, vice president of finance, and director of Surgical
                                  Technologies, Inc., a manufacturer and
                                  marketer of pre-packaged sterile surgical products from 1989 through 1996. Chairman of the board and president of Rex Industries, Inc., a specialty metals fabrication business acquired from Surgical
                                  Technologies,Inc. since 1996 and of TBC, LC, a real estate investment company since 1992.
                                  B.A. degree in business finance from the University of Utah.

Jana K. Meyer      51   2001      Director and secretary-treasurer of Quazon.
                                  Secretary-treasurer and director of
                                  Scientific Energy, Inc., since its
                                  inception. Secretary of Surgical
                                  Technologies, Inc., a manufacturer and
                                  marketer of pre-packaged sterile surgical products from 1989 through 1995. Executive employee and controller of Rex Industries, Inc., since 1996.

Todd Wheeler       37   1997      Director of Quazon.   Since 1998, a retail
                                  loan officer with Premier Mortgage, Salt
                                  Lake City. From 1997 to 1998, a loan officer with FirstPlus Freedom Mortgage, Salt Lake
                                  City, Utah. From 1991 to 1997, a quality specialist and brokerage analyst with
                                  Fidelity Investments retail customer
                                  services in Salt Lake City, Utah. President of Jump'n Jax, Inc., a wholly owned subsidiary of Draco Holding Corp., that operates a leasing/rental company of "bounce house balloons" in St. George, Utah, since
                                  2000. B.S. Degree in communications and
                                  public relations from the University of Utah in 1991.

Diane Nelson       29   1997      Director of Quazon. Since 1998, employee of
                                  Utah Cleaning and Maid Service, and also from 1997 to the present, a private day care provider. From December 1997 to the present, director and secretrary/treasurer of XEBec International, Inc., an inactive publicly held corporation. From 1996 to 1997, manager of Red's Frozen Yogurt in Salt
                                  Lake City, Utah.



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                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder


      Information about the nominee who is not currently a director is set forth below.

                           Business Experience During Past
Name               Age     Five Years and Other Information
__________________ _______ __________________________________________________

Mark A. Clawson    34      Nominee for election as a director of Quazon. Since
                           June 1999, chairman and president of Rubicon
                           Venture Partners, Inc., a holding company with investments in the equipment rental industry. From
                           October 1994 to February 1999, corporate and securities attorney with Wilson, Sonsini, Goodrich
                           & Rosati, Palo Alto, California.  B.A. degree in
                           English from Brigham Young University, J.D. degree from Duke University, and M.A. and PhD. degrees in legal History from Stanford University.


      Todd Crosland and Mark Clawson are brothers-in-law.

      Each of the nominees has consented to be named in this information statement and has consented to serve as a director. However, should any nominee become unable or unwilling to accept election, the remaining directors may nominate a replacement. We do not believe that any substantive nominee will be required.

Board Meetings and Committees

      Members of the board of directors discussed various business matters informally on numerous occasions throughout the year. No formal meetings of the board of directors were held during 2000, but various actions were taken throughout the year by unanimous written consent. Directors who are our employees did not receive compensation for services as directors.

      The board of directors has no standing audit or compensation committees.

Compliance with Section 16(a) of the Exchange Act

       Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2000, and any written representation referred to in paragraph (b)(2)(i) of
Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities or any other person known to be subject to
Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recently-completed, full fiscal year or prior fiscal year, except.

                            EXECUTIVE COMPENSATION

       We have not paid or accurec any compensation to our chief executive or any other officer during the preceding fiscal year. We do not have a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors. Further, we have not entered into an employment agreement with any of our officers, directors or any other persons and no such agreements are anticipated in the immediate future.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Set forth below is the name of each person who owns of record, or is known by us to own beneficially, 5% or more of the 27,000,000 shares of the issued and outstanding common stock of the Registrant as of June 28, 2001. All shown are beneficially and of record.

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                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder



                                               Number of
    Name of Person or Group                    Shares Owned       Percent
---------------------------------------------- ------------------ -------

Principal Stockholders:

  Todd B. Crosland
  630 North 400 West,
  Salt Lake City, UT  84103.................    8,529,410         31.6%

  Hans Roes
  630 North 400 West,
  Salt Lake City, UT  84103.................   13,129,410         48.6

Directors:

  Todd B. Crosland..........................   .........See above........
  Jana K. Meyer.............................            -           --
  Todd Wheeler..............................        1,800           --
  Diane Nelson..............................      500,000          1.9

Nominees
  Todd B. Crosland..........................   .........See above........
  Jana K. Meyer.............................   .........See above........
  Mark Clawson..............................            -            --

All Directors and Executive Officers,
 as a Group (Four Persons):.................    9,031,210          33.4

All Nominees, as a Group (Three Persons):...    8,529,410          31.6



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Scientific was organized in May 2001. At its organization, Scientific acquired from Messrs. Crosland and Roes license rights to certain intellectual properties relating to small electricity generation devices and other items in which they had cash costs of $60,000 and $90,000, respectively, in consideration of the issuance of 8,000,000 and 12,000,000 shares of Scientific
common stock, respectively.   The foregoing transactions were not the result
of arm's length negotiations.

      On June 6, 2001, we entered into an agreement and plan of reorganization with Scientific and its shareholders, Todd Crosland and Hans Roes, under we issued 20,000,000 shares of common stock in exchange for all of the issued and outstanding shares of Scientific.

      Under separate agreements, Scientific shareholders and associated investors purchased an aggregate of 3,058,820 shares from certain of our existing shareholders. The purchasers were Todd Crosland (529,410 shares), Hans Roes (1,129,410 shares), Rex Crosland (1,000,000 shares), and Marina Vorobiev (400,000 shares) for an aggregate consideration of $300,000. The sellers were Todd Wheeler (2,258,820 shares), April Clissold (100,000 shares), Ronald Moulton (210,000 shares), Lane Clissold (250,000 shares), and B. Wayne Hicken (240,000 shares). The purchasers used personal funds to purchase the securities in the above-referenced transactions. In connection with this transaction, the selling stockholders paid a fee to an affiliate of our then president, Steven Moulton.

      Following the above transactions, the new investment group identified above owned 23,058,820 shares of our common stock, which represents approximately 85% of our issued and outstanding shares.

                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder


                                 NAME CHANGE

      As discussed above, our corporation which has had no previous activities, recently acquired all of the issued and outstanding common stock of Scientific Energy, Inc., which proposes to develop small electricity generation devices to be incorporated into existing portable electronic devices. The energy cell technology will offer both electronic manufacturers and consumers with a reliable energy source for their portable electronic devices that will increase the life of the existing batteries significantly. The target market for this technology includes portable laptop computers, handheld devices, cellular phones, and a variety of other electronic devices.

      In order to have the name of the corporation reflect the proposed business activities and the name of its wholly owned, operating subsidiary, the board of directors determined to change the name of the corporation to Scientific Energy, Inc. In order to avoid confusion, the corporation expects that it will change the name of its subsidiary, which now has the same name, to another name that is not confusingly similar to the name of its parent.

      Stockholders will not be required to exchange their stock certificates for new certificates in the new corporate name.

Fees to Auditors

   Audit Fees

      The aggregate fees billed by HJ & Associates, L.L.C., for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $3,347.

  Financial Information Systems Design and Implementation Fees

      HJ & Associates, L.L.C., billed no fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.


  All Other Fees

      No fees were billed by HJ & Associates, L.L.C., for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000.

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
                                            Preliminary Information Statement
                    Pursuant to Section 14 of the Securities Exchange Act and
                                   Regulation 14C and Schedule 14C thereunder


                            STOCKHOLDER PROPOSALS

      It is anticipated that the next annual meeting of stockholders will be held on approximately May 25, 2002. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2002 annual meeting of stockholders of the company, provided such proposals are received by the company no later than January 25, 2002, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of the company.



                              By order of the board of directors:

                              QUAZON CORP.



                              Todd B. Crosland, President




                              Jana K. Meyer, Secretary-Treasurer


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